Exhibit 16

Deloitte & Touche LLP
1200 Westernbank World Plaza
268 Muñoz Rivera Avenue
San Juan, PR, 00918-2511
USA

Tel: +1 787 759 7171
Fax: +1 787 756 6340
www.deloitte.com
November 14, 2005
Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4.01 of Oriental Financial Group Inc.’s Form 8-K/A (Amendment No. 1) dated November 9, 2005 and we agree with the statements made therein.
Yours truly,

Member of Deloitte Touche Tohmatsu